Exhibit 99.1

Consolidated Financial Statements and Report of Independent Certified Public Accountants

Wide Angle Group Limited

December 31, 2015 and 2016

Contents

Page

Report of Independent Certified Public Accountants	1-2

Consolidated Balance Sheets	3

Consolidated Statements of Comprehensive Income	4

Consolidated Statements of Changes in Shareholders’ Equity	5

Consolidated Statements of Cash Flows	6

Notes to Consolidated Financial Statements	7-23

Report of Independent Certified
Public Accountants

Board of Directors

Wide Angle Group Limited

We have audited the accompanying consolidated financial statements of Wide Angle Group Limited and its subsidiaries (the "Group"), which comprise the consolidated balance sheets as of December 31, 2015 and 2016, and the related consolidated statements of comprehensive income, changes in shareholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

 1

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Group as of December 31, 2015 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of matter

The accompanying consolidated financial statements have been prepared assuming that the Group will continue as a going concern. As discussed in note 2 to the consolidated financial statements, the Group incurred recurring losses from operations, and an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Grant Thornton

Xiamen, China

August 14, 2017

 2

Wide Angle Group Limited

December 31, 2015 and December 31, 2016

Consolidated Balance Sheets

(Amounts expressed in U.S. dollars)

	December 31,
	2015	2016
ASSETS
Current assets:
Cash	50,937	1,139,805
Accounts receivable, net (Note 3)	58,595	8,088,519
Notes receivable	-	1,749,830
Amounts due from related parties (Note 11)	2,065,092	191,815
Prepaid expenses	35,080	45,078
Other current assets (Note 4)	36,920	15,634
Total current assets	2,246,624	11,230,681

Property and equipment, net (Note 5)	149,482	128,493
TOTAL ASSETS	2,396,106	11,359,174

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable (Note 6)	54,980	9,874,656
Deferred revenue	23,314	518,738
Amounts due to related parties (Note 11)	1,152,866	82,931
Other current liabilities (Note 7)	4,532,856	92,286
Total current liabilities and total liabilities	5,764,016	10,568,611

Equity:
Paid-in capital	624,917	624,917
Additional paid-in capital	-	3,491,777
Accumulated deficits	(3,990,929)	(3,326,450)
Accumulated other comprehensive income	(1,898)	319
Total equity	(3,367,910)	790,563

TOTAL LIABILITIES AND EQUITY	2,396,106	11,359,174

The accompanying notes are an integral part of these consolidated financial statements.	3

Wide Angle Group Limited

December 31, 2015 and December 31, 2016

Consolidated Statements of Comprehensive Income

(Amounts expressed in U.S. dollars)

	December 31,
	2015	2016
Revenues from third parties	536,472	70,614,476
Consultancy revenues from related parties (Note 11)	7,224	72,321
Total revenues	543,696	70,686,797

Cost of revenues	397,467	71,178,649

Gross profit/(loss)	146,229	(491,852)

Selling, general and administrative expenses	798,541	347,982
Consultancy fees to related parties (Note 11)	-	1,283,902
Depreciation and amortization	22,190	20,811
Total operating expenses	820,731	1,652,695
Loss from operations	(674,502)	(2,144,547)

Other income, net (Note 8)	177,124	794,410

Loss before income taxes	(497,378)	(1,350,137)

Income tax expense (Note 9)	-	-

Net loss	(497,378)	(1,350,137)

Other comprehensive (loss)/income:
Exchange difference arising on translation	(5,354)	2,217
Total other comprehensive (loss)/income	(5,354)	2,217

Total comprehensive loss	(502,732)	(1,347,920)

The accompanying notes are an integral part of these consolidated financial statements.	4

Wide Angle Group Limited

December 31, 2015 and December 31, 2016

Consolidated Statements of Changes in Shareholders’ Equity

(Amounts expressed in U.S. dollars)

	Paid-in capital	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income (losses)	Total shareholders’ equity

Balance at December 31, 2014	624,917	-	(3,493,551)	3,456	(2,865,178)

Net loss	-	-	(497,378)	-	(497,378)
Foreign currency translation adjustments, net of tax impact of nil	-	-	-	(5,354)	(5,354)

Balance at December 31, 2015	624,917	-	(3,990,929)	(1,898)	(3,367,910)

Capital contribution	-	5,506,393	-	-	5,506,393
Net loss	-	-	(1,350,137)	-	(1,350,137)
Foreign currency translation adjustments, net of tax impact of nil	-	-	-	2,217	2,217
Additional paid-in capital makes up for accumulated deficit	-	(2,014,616)	2,014,616	-	-
Balance at December 31, 2016	624,917	3,491,777	(3,326,450)	319	790,563

The accompanying notes are an integral part of these consolidated financial statements.	5

Wide Angle Group Limited

December 31, 2015 and December 31, 2016

Consolidated Statements of Cash Flows

(Amounts expressed in U.S. dollars)

	December 31,
	2015	2016
Operating activities:
Net loss	(497,378)	(1,350,138)
Adjustments to reconcile net income to net cash (used)/provided by operating activities:
Depreciation and amortization	22,190	20,811
Income from disposal of property, plant and equipment	(177,116)	-
Income from acquisition of subsidiary	-	(794,384)
Impairment loss from other receivables	407,038	-
Changes in operating assets and liabilities:
Accounts receivable	6,466	(7,516,090)
Amounts due from related parties	666,749	1,873,278
Prepaid expenses and other current assets	6,266	(1,732,546)
Accounts payable	19,941	9,819,676
Deferred revenue	(635)	495,424
Amounts due to related parties	(670,591)	(64,092)
Other current liabilities	23,856	34,614
Net cash provided by / (used in) operating activities	(193,214)	786,553

Investing activities:
Proceeds from disposal of property, plant and equipment	190,874	-
Acquisition of subsidiaries	-	299,916
Net cash provided by investing activities	190,874	299,916

Effect of exchange rate changes on cash and cash equivalents	(5,569)	2,399

Net decrease in cash and cash equivalents	(7,909)	1,088,868

Cash and cash equivalents at the beginning of the year	58,846	50,937

Cash and cash equivalents at the end of the year	50,937	1,139,805

Supplemental cash flow disclosures
Non-cash financing activities
Debt waived from related party	-	5,506,393

The accompanying notes are an integral part of these consolidated financial statements.	6

Wide Angle Group Limited

December 31, 2015 and December 31, 2016

Notes to Consolidated Financial Statements

Note 1 - Operations and significant accounting policies

Organization and description of business

Wide Angle Group Limited (the "Company" or "WAG"), formerly known as Wide Angle Press Limited and Wide Angle Media Limited, was incorporated in Hong Kong in 1986. The Company is engaged in printing and publishing business and primarily involved in producing the "Wide Angle" magazine, school teaching materials and reference books for public examinations. By special resolution passed on May 22, 2015, the Company's name was changed from "Wide Angle Media Limited" to "Wide Angle Press Limited". By special resolution passed on June 24, 2016, the name of the Company was changed from "Wide Angle Press Limited" to "Wide Angle Group Limited".

Amer Global Technology Limited ("Amer") was incorporated on September 19, 2011 and is engaged in purchase and selling electronic products. WAG acquired Amer’s 100% equity interest on September 2, 2016 under non-common control.

Shanghai Huicang Supply Chain Limited ("Shanghai Huicang") is a wholly foreign-owned enterprise organized under the laws of the People’s Republic of China ("PRC"), which is set up by WAG on September 18, 2016. As of December 31, 2016, Shanghai Huicang has no revenue or operation.

Accordingly, the Company’s historical financial statements are those of WAG and its wholly-owned subsidiaries, Amer and Shanghai Huicang.

The accompanying notes are an integral part of these consolidated financial statements.	7

Wide Angle Group Limited

December 31, 2015 and December 31, 2016

Note 1 - Operations and significant accounting policies (continued)

The accompanying consolidated financial statements reflect the activities of the Group, including each of the following entities:

Entity Name	Registered location	Background	Recent Ownership
Wide Angle Group Limited ("the Company")	HK	● Incorporated on January21, 1986 ● Registered capital of HKD14,350,000, partly paid ● Engaged in printing and publishing business

Amer Global Technology Limited ("Amer")	HK	● Incorporated on September 19, 2011 ● Registered capital of HKD10,000, not paid ● Acquired on September 2,2016 ● Engaged in manufacturing and selling electronic products	100% hold by Wide Angle Group Limited Non-common control acquired

Shanghai Huicang Supply Chain Limited ("Shanghai Huicang")	Shanghai	● Incorporated on September 18, 2016 ● Registered capital of USD 1,000,000, not paid ● Have not commenced its operation	Set up and 100% hold by Wide Angle Group Limited

Presentation and principles of consolidation

The Group prepares and presents its consolidated financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The consolidated financial statements include the financial statements of the Company and its subsidiaries (the "Group"). All inter-company transactions and balances have been eliminated in consolidation.

The accompanying notes are an integral part of these consolidated financial statements.	8

Wide Angle Group Limited

December 31, 2015 and December 31, 2016

Note 1 - Operations and significant accounting policies (continued)

Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Such estimates include, but are not limited to, revenue recognition, impairment and allowances of trade receivable, other receivables, amounts due from related parties, useful life of property, plant and equipment, employee benefit accruals, income taxes and fair value measurements. Actual results could differ materially from those estimates.

Cash and cash equivalents

Cash and cash equivalents consist primarily of highly liquid investments with an original maturity of three months or less. Cash and cash equivalents are carried at cost which approximates market value.

Accounts receivable, net

Accounts receivable are recognized at invoiced amounts and do not bear interest. The Group maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The Group reviews its allowance for doubtful accounts receivable on an ongoing basis. In establishing the required allowance, management considers any historical losses, the customer’s financial condition, the accounts receivable aging, and the customer’s payment patterns. After all attempts to collect a receivable have failed and the potential for recovery is remote, the receivable is written off against the allowance.

Property and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation. Expenditures for major renewals and improvements, which extend the original estimated economic useful lives of applicable assets, are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The costs and related accumulated depreciation of assets sold or retired are removed from the accounts and any gain or loss thereon is recognized in the consolidated statement of operations. Depreciation is provided for on a straight-line basis method over the estimated useful lives of the respective assets. The estimated useful lives of the assets are as follows:

Useful lives
Furniture and office equipment	5 years
Vehicles	10 years

The accompanying notes are an integral part of these consolidated financial statements.	9

Wide Angle Group Limited

December 31, 2015 and December 31, 2016

Note 1 - Operations and significant accounting policies (continued)

Impairment of long-lived assets

Long-lived assets such as property and equipment are reviewed for impairment whenever events or changes in the circumstances indicate that the carrying value of an asset may not be recoverable. When these events occur, the Group assesses the recoverability of the long-lived assets by comparing the carrying amount to the estimated future undiscounted cash flows associated from the use of the asset and its eventual disposition, and recognize an impairment of long-lived assets when the carrying value of such assets exceeds the estimated future undiscounted cash flows such assets is expected to generate. If the Group recognizes an impairment, the Group reduces the carrying amount of the assets group to its estimated fair value based on an undiscounted cash flow approach or, when available and appropriate, to comparable market values.

There was no impairment charge for long-lived assets recognized as of December 31, 2015 and 2016.

Revenue recognition

Revenue is recognized when the following criteria under FASB ASC 605 “Revenue Recognition” are met:

1)	Persuasive evidence of an arrangement exists;

2)	Delivery has occurred or services have been rendered (the risks, rewards and ownership of the products are transferred to customers); and

3)	The seller’s price to the buyer is fixed or determinable; and

4)	Collectability is reasonably assured.

Revenue is measured at the fair value of the consideration received or receivable and is shown net of discounts, rebates, returns and sales-related taxes. Revenue is recognized in profit or loss provided it is probable that the economic benefits will flow to the Group and the revenue and costs, if applicable, can be measured reliably, as follows:

Sales of goods are recognized when goods are delivered and the risks and rewards of ownership have transferred to the customer.

Advertising income is recognized on relevant publication date.

Consultancy fee income is recognized when the services have been rendered.

The accompanying notes are an integral part of these consolidated financial statements.	10

Wide Angle Group Limited

December 31, 2015 and December 31, 2016

Note 1 - Operations and significant accounting policies (continued)

Revenue recognition (continued)

The Group generates revenue mainly from sales of goods. Sales orders are confirmed after negotiation on price between the Group and customers. Purchase orders are confirmed after careful selection of suppliers and negotiation on price. The Group purchases finished goods from suppliers in accordance with sales orders from customers. The Group’s suppliers then deliver goods to the Group’s customers directly. When the delivery is completed, the Group recognizes revenue and transfers cost at same time. According to purchase orders with suppliers, the Group, as the owner of the goods, becomes the first responsible party for the goods. The Group is required to bear the direct risk of damage to the goods and the direct default risk that cannot be delivered to the customer.

In accordance with ASC 605-45, Revenue Recognition – Principal Agent Consideration, the Group accounts for revenue from sales of goods on a gross basis. The Group is the primary obligor in the arrangements, the Group has the ability to establish prices, the Group has discretion in selecting the independent suppliers and other third-party that will perform the delivery service, the Group is responsible for the defective products and the Group bears credit risk with customer payments. Accordingly, all such revenue billed to customers is classified as revenue and all corresponding payments to suppliers are classified as cost.

Income Taxes

The Company and Amer are incorporated in Hong Kong and are subject to statutory income tax on its Hong Kong sourced income (of which there are none). The statutory income tax rate in Hong Kong is 16.5%. Shanghai Huicang is PRC company. The statutory income tax rate applicable to PRC companies is 25%.

The Group accounts for income taxes in accordance with the asset and liability method. Deferred taxes are recognized for the future tax consequences attributable to temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and income tax purposes using enacted rates expected to be in effect when such amounts are realized or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established, as needed to reduce the amount of deferred tax assets if it is considered more likely than not that some portion or all of the deferred tax assets will not be realized.

The Group recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

The accompanying notes are an integral part of these consolidated financial statements.	11

Wide Angle Group Limited

December 31, 2015 and December 31, 2016

Note 1 - Operations and significant accounting policies (continued)

Related Parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions.

Foreign Currency Translation

The financial records of the Group’s subsidiaries are maintained in their local currencies. Monetary assets and liabilities denominated in currencies other than their local currencies are translated into local currencies at the rates of exchange in effect at the balance sheet dates. Transactions denominated in currencies other than their local currencies during the year are converted into local currencies at the applicable rates of exchange prevailing when the transactions occur. Transaction gains and losses are recorded in other income/ (expense), net in the statements of income.

The reporting currency of the Group is the United States dollar (“US dollar”). When translating local financial reports of the Group’s subsidiaries into US dollar, assets and liabilities are translated at the exchange rates at the balance sheet date, equity accounts are translated at historical exchange rates and revenue, expenses, gains and losses are translated at the average rate for the period. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income in the statements of income and comprehensive income.

Comprehensive loss

Comprehensive loss is defined as the change in equity during a period from transactions and other events. Comprehensive loss was the sum of the Company’s net loss and foreign currency translation adjustments for all periods presented.

The accompanying notes are an integral part of these consolidated financial statements.	12

Wide Angle Group Limited

December 31, 2015 and December 31, 2016

Note 1 - Operations and significant accounting policies (continued)

Recent Accounting Pronouncements

In May 2014, Financial Accounting Standards Board (or “FASB”) issued Accounting Standards Updates (or “ASU”) 2014-09, “Revenue from Contracts with Customers” (Topic 606). This guidance supersedes current guidance on revenue recognition in Topic 605, Revenue Recognition. In addition, there are disclosure requirements related to the nature, amount, timing, and uncertainty of revenue recognition. In August 2015, the FASB issued ASU 2015-14 to defer the effective date of ASU 2014-09 for all entities by one year. For public business entities that follow U.S. GAAP, the deferral results in the new revenue standard are being effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted for interim and annual periods beginning after December 15, 2016. In May 2016, the FASB issued ASU 2016-12 Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update affect only the narrow aspects of Topic 606. The areas improved include: (1) Assessing the Collectability Criterion in Paragraph 606-10-25-1(e) and Accounting for Contracts That Do Not Meet the Criteria for Step 1; (2) Presentation of Sales Taxes and Other Similar Taxes Collected from Customers; (3) Noncash Consideration; (4) Contract Modifications at Transition; (5) Completed Contracts at Transition; and (6) Technical Correction. The effective date and transition requirements for the amendments in this Update are the same as the effective date and transition requirements for Topic 606 (and any other Topic amended by Update 2014-09). The Group is planning to adopt the above standards on January 1, 2018. The Group may use either a full retrospective or a modified retrospective approach to adopt this standard. The Group is currently evaluating this standard and the related updates, including which transition approach to use as well as the impact of adoption on policies, practices and systems. The standard also requires the Group to evaluate whether businesses promise to transfer services to the customer itself (as a principal) or to arrange for services to be provided by another party (as an agent). To make that determination, the standard uses a control model rather than the risks-and-rewards model in current U.S. GAAP. At this stage in the evaluation, the Group does not anticipate that the new guidance will have a material impact on revenue recognition policies, practices or systems. The Group is currently evaluating the impact of this standard to its consolidated financial statements upon adoption.

In July 2015, the FASB issued ASU 2015-11 as part of its simplification initiative. The ASU changes the way of measurement on inventory, which currently requires an entity to measure inventory at the lower of cost or market. The amendments in this Update require an entity to measure inventory within the scope of this Update at the lower of cost and net realizable value. Effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Group does not expect a material impact on consolidated financial statement upon adoption of this ASU.

The accompanying notes are an integral part of these consolidated financial statements.	13

Wide Angle Group Limited

December 31, 2015 and December 31, 2016

Note 1 - Operations and significant accounting policies (continued)

Recent Accounting Pronouncements (continued)

In January 2016, the FASB issued ASU 2016-01 "Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities". ASU 2016-01 amends various aspects of the recognition, measurement, presentation, and disclosure for financial instruments. With respect to consolidated financial statements, the most significant impact relates to the recognition and measurement for warrant liabilities. Additionally, ASU 2016-01 will impact the disclosure and presentation of financial assets and liabilities. ASU 2016-01 is effective for annual reporting periods, and interim periods within those years beginning after December 15, 2017. Early adoption by public entities is permitted only for certain provisions. Management is currently evaluating the impact of the adoption of this standard on consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02 which amends the FASB Accounting Standards Codification and created Topic 842, "Leases". Under Topic 842, lessees are required to recognize assets and liabilities on the balance sheet for most leases and provides for enhanced disclosures. Leases will continue to be classified as either finance or operating. ASU 2016-02 is effective for annual reporting periods, and interim periods within those years beginning after December 15, 2018. Entities are required to use a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements. Full retrospective application is prohibited and early adoption by public entities is permitted. Management is currently evaluating the impact of the adoption of this standard on consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments—Credit Losses (Topic 326)”. The pronouncement changes the impairment model for most financial assets, and will require the use of an “expected loss” model for instruments measured at amortized cost. Under this model, entities will be required to estimate the lifetime expected credit loss on such instruments and record an allowance to offset the amortized cost basis of the financial asset, resulting in a net presentation of the amount expected to be collected on the financial asset. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019. The Group does not expect a material impact to its consolidated financial statement upon adoption of this ASU.

In January 2017, FASB issued ASU 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business”. The update affects all companies and other reporting organizations that must determine whether they have acquired or sold a business. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The update is intended to help companies and other organizations evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The update provides a more robust framework to use in determining when a set of assets and activities is a business, and also provides more consistency in applying the guidance, reduce the costs of application, and make the definition of a business more operable. For public companies, the update is effective for annual periods beginning after December 15, 2017, including interim periods within those periods. The guidance should be applied prospectively upon its effective date. The effect of ASU 2017-01 on the consolidated financial statements will be dependent on any future acquisitions.

The accompanying notes are an integral part of these consolidated financial statements.	14

Wide Angle Group Limited

December 31, 2015 and December 31, 2016

Note 2–Going Concern and Management’s Plans

For the years ended December 31, 2015 and 2016, we incurred losses from operations of approximately $0.50 million and $1.35 million, respectively, and we used cash for operations of approximately $0.19 million as of December 31, 2015 and provided by cash for operations of approximately $0.79 million as of December 31, 2016.As of December 31, 2016 net current assets $0.66 million Further, we had accumulated deficits of approximately $3.33 million as of December 31, 2016, due to recurring losses since our inception.

In the opinion of the directors of the Group, the Group is able to maintain itself as a going concern in the coming year by taking into consideration of the arrangements which include, but are not limited to, the directors of the Group continue to implement measures to tighten cost controls over various operating costs and expenses of the Group and its shareholders undertake to provide adequate funds to enable the Group to meet in full all their financial obligations as they fall due. Although the Group believes it has the ability to raise funds by issuing debt, additional financing may not be available to the Group on terms acceptable to the Group or at all or such resources may not be received in a timely manner.

These conditions raise substantial doubt about the Group’s ability to continue as a going concern. The consolidated financial statements have been prepared assuming that the Group will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 –  Accounts receivable, net

Accounts receivable consist of the following:

	December 31,
	2015	2016
Accounts receivable, gross:	62,267	8,092,191
Less: allowance for doubtful accounts	3,672	3,672
Accounts receivable, net	58,595	8,088,519

Note 4 – Other current assets

Other current assets consist of the following:

	December 31,
	2015	2016
Lease deposits	15,178	15,634
Other receivable	21,742	-
Total	36,920	15,634

The accompanying notes are an integral part of these consolidated financial statements.	15

Wide Angle Group Limited

December 31, 2015 and December 31, 2016

Note 5–Property and equipment, net

Property and equipment, net consist of the following:

	December 31,
	2015	2016
Furniture and office equipment	25,775	25,756
Vehicles	204,606	204,447
Total at cost	230,381	230,203
Less: Accumulated depreciation	80,899	101,710
Property, plant and equipment, net	149,482	128,493

Depreciation expense was USD 22,190 and USD 20,811 for the years ended December 31, 2015 and 2016, respectively.

Note 6–Accounts payable

	December 31,
	2015	2016
Accounts payable	54,980	9,874,656

The credit term of suppliers is about 2 months, which is in consistent with suppliers’ aging.

The accompanying notes are an integral part of these consolidated financial statements.	16

Wide Angle Group Limited

December 31, 2015 and December 31, 2016

Note 7 –Other current liabilities

Other current liabilities consist of the following:

	December 31,
	2015	2016
SKY ACE Investments Limited	2,007,722	-
Mr. He Rong	2,500,018	-
Other payable	25,116	92,280
Taxes payable	-	6
Total	4,532,856	92,286

In 2013, two investors, SKY ACE Investments Limited and Mr. He Rong, contributed $4,507,740 to the Company with Bruno Wu Zheng’s commitment of average annual return not less than 10% within next 3 years. Otherwise the Company would return the capital to these investors. In 2014, the Company was operated at a loss and expected that the commitment may not be achieved, so the capital of $4,507,740 should be returned back to these two investors. In 2016, the group’s parent company BT Capital Global Ltd (“BT”). assumed the liabilities of $4,507,740 and then signed a waiver letter with WAG to waive it.

Note 8 – Other income, net

Other income, net consists of the following:

	December 31,
	2015	2016
Income on disposal of fixed assets	177,116	-
Income from acquisition of subsidiary	-	794,384
Others	8	26
Total	177,124	794,410

The accompanying notes are an integral part of these consolidated financial statements.	17

Wide Angle Group Limited

December 31, 2015 and December 31, 2016

Note 9 –Income tax expense

The current and deferred portion of income tax expenses included in the consolidated statements of comprehensive income were as follows:

December 31,
	2015	2016
Current income tax expenses	-	-
Deferred income tax expenses	-	-
	-	-

Reconciliation between the effective income tax rate and the Hong Kong statutory income tax rate was as follows:

	December 31,
	2015	2016
Hong Kong statutory tax rate	16.5%	16.5%
Effect of different tax rate of subsidiary operations in other jurisdiction	-	(0.0%)
Net loss that does not recognized deferred tax	(16.5%)	(16.5%)
Effective income tax rate	-	-

The accompanying notes are an integral part of these consolidated financial statements.	18

Wide Angle Group Limited

December 31, 2015 and December 31, 2016

Note 10 Acquisitions

On September 2, 2016, WAG completed the acquisition of Amer’s 100% equity interest and providing WAG control over Amer. Amer became a consolidated subsidiary of WAG on this date. Amer purchases finished goods from suppliers in accordance with sales orders from customers. Amer’s suppliers then deliver goods to Amer’s customers directly. Seven Stars Cloud Group, Inc.’s (“SSC”) former business focused on sales of premium digital content. Now SSC is aiming to be the leading provider of total B2B business solutions for today’s constantly evolving business landscape. SSC is gaining both a M2B or Manufacturer to Business, supply chain management operator as well as a M2C or Manufacturer to Consumer, video commerce operator. Amer's business builds the bridge between manufacturers and consumers. This business helps SSC to expand its M2C business.

The acquired business contributed revenues of $70,109,080 and net losses of $754,552 to WAG for the period from September 2, 2016 to December 31, 2016. The following unaudited pro forma summary presents consolidated information of WAG as if the business combination had occurred in June, 2016, when Amer started its business:

Pro forma year ended December 31, 2016 (unaudited)
Revenue	$104,432,923
Net loss	1,350,137

WAG did not have any material, nonrecurring pro forma adjustments directly attributable to the business combination included in the pro forma revenue and net loss.

At the acquisition date, Amer’s assets and liabilities were mainly cash, receivables and payables, all of them had almost same book value and fair value. WAG assumes that the fair value of Amer’s net assets is equal to their book value. The following table summarizes the book value of the assets acquired and liabilities assumed based on the acquisition date, purchase price and gain on bargain purchase:

The accompanying notes are an integral part of these consolidated financial statements.	19

Wide Angle Group Limited

December 31, 2015 and December 31, 2016

Note 10 Acquisitions (continued)

September 2, 2016
Assets acquired:
Cash	$299,916
Accounts receivable	21,480,975
Other current assets	6,000
Total assets acquired	$21,786,891

Liabilities assumed:
Accounts payable	20,967,141
Other current liabilities	25,366
Net assets acquired	794,384
Less: purchase price	-
Gain on bargain purchase	$794,384

At the acquisition date, WAG estimated that there were no intangible assets acquired and recognized gain on bargain purchase of $794,384.

The accompanying notes are an integral part of these consolidated financial statements.	20

Wide Angle Group Limited

December 31, 2015 and December 31, 2016

Note 11 – Related Party Transactions

All the following related parties are under common control of SSC’s chairman Bruno Wu Zheng. WAG is a subsidiary of BT Capital Global Ltd., which is controlled by Bruno Wu Zheng.

Amounts due from related parties:

Type	Name of related party	December 31,
		2015	2016
Related parties with common ultimate investors	Wecast Media Group Limited	-	191,207
Related parties with common ultimate investors	Sun Enterprise Group Limited	1,274,455	608
Related parties with common ultimate investors	Centres for Wellness Limited	529	-
Related parties with common ultimate investors	Seven Stars Entertainment Group Limited	6,253	-
Related parties with common ultimate investors	Seven Starts Film Studios Limited	2,688	-
Related parties with common ultimate investors	Wide Angle China Operation Holdings Limited	504,151	-
Related parties with common ultimate investors	Perfect Storm Entertainment Private Limited	191,356	-
Related parties with common ultimate investors	Sun Media Investment Holdings Limited	634	-
Related parties with common ultimate investors	Gevicell Global Investment Ltd	742	-
Related parties with common ultimate investors	Contennial Sun Capital Group Ltd	1,819	-
Related parties with common ultimate investors	Wide Angle Media Group, LLC	1,819	-
Related parties with common ultimate investors	Wu Zheng Bruno	67,875	-
Related parties with common ultimate investors	Yang Lan	12,771	-
Total		2,065,092	191,815

All the related party payables are related to disbursement fees related parties paid for the Group. The Group does not pay interest to these related parties and all these payables are short-term.

The accompanying notes are an integral part of these consolidated financial statements.	21

Wide Angle Group Limited

December 31, 2015 and December 31, 2016

Note 11 – Related Party Transactions (continued)

Amounts due to related parties:

Type	Name of related party	December 31,
		2015	2016
Ultimate controlling party	Bruno Wu Zheng	-	19,170
Related parties with common ultimate investors	Sun Media Limited	16,178	-
Related parties with common ultimate investors	New Ocean Management Limited	56,960	-
Related parties with common ultimate investors	Seven Star Media Limited	998,653	-
Related parties with common ultimate investors	Sun News Group Hong Kong Limited	-	1,176
Related parties with common ultimate investors	Seven Stars Entertainment and Media Limited	79,082	62,585
Related parties with common ultimate investors	Beijing Wide Angle Culture Communication Co., Limited	1,993	-
Total		1,152,866	82,931

In 2016, the Group’s parent company BT assumed the liabilities of $998,653 due to Seven Star Media Limited and then signed a waiver letter with WAG to waive it.

All the related party receivables are related to disbursement fees the Group paid for related parties. The Group does not charge interest to these related parties and all these receivables are short-term.

During the year, the Group entered into the following transactions with related parties:

Nature of transactions	2015	2016

New Ocean Management Limited
- Received consultancy fee income from	-	68,364

Seven Stars Entertainment and Media Limited
- Received consultancy fee income from	7,224	3,957

Sun News Group Hong Kong Limited
- Paid consultancy fee to	-	10,053

Yang Lan
- Paid consultancy fee to	-	1,273,849

The accompanying notes are an integral part of these consolidated financial statements.	22

Wide Angle Group Limited

December 31, 2015 and December 31, 2016

Note 12 - Commitments and Contingencies

Operating leases commitments

The Group leases certain office premises under non-cancelable leases. Rental expenses under operating leases for 2015 and 2016 were $33,943 and $ 33,146, respectively. As of December 31, 2016, future minimum lease payments under non-cancelable operating leases agreements were as follows:

Year ending December 31,	Leased Property Cost

2017	36,870
2018	27,652
Total	64,522

Note 13 - Subsequent events

On January 31, 2017, BT entered into a Securities Purchase Agreement with SSC and Beijing Sun Seven Stars Culture Development Limited, as guarantor, pursuant to which SSC agreed to purchase and BT agreed to sell 55% of the outstanding capital stock of WAG.

The Group has evaluated subsequent events through August 14, 2017, the date on which the financial statements were available to be issued.

The accompanying notes are an integral part of these consolidated financial statements.	23